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                                                                    EXHIBIT 23.3

[NSAI LOGO]

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



         We hereby consent to the incorporation by reference into this Amendment No. 1 to the Registration Statement on Form S-4 of Enterprise Products Partners L.P. of our reserve report dated as of December 31, 2001, which is included in the Annual Report on Form 10-K of GulfTerra Energy Partners, L.P. for the year ended December 31, 2003. We also consent to the reference to us under the heading of "Experts" in this Registration Statement.



                                      NETHERLAND, SEWELL & ASSOCIATES, INC.


                                      By: /s/ Frederic D. Sewell
                                      ------------------------------------------
                                      Frederic D. Sewell
                                      Chairman and Chief Executive Officer


Dallas, Texas
June 18, 2004